UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  November 25, 2019
First Busey Corporation
(Exact name of registrant as specified in its charter)
Nevada	000-15950	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 W. University Avenue
Champaign, Illinois  61820
(Address of principal executive offices) (Zip code)
217 365-4544
(Registrant's telephone number, including area code)
 N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BUSE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter). ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On November 25, 2019, First Busey Corporation (the “Company”) announced Monica L. Bowe will be appointed the Chief Risk Officer of the Company, effective as of January 1, 2020. Barbara J. Harrington will continue to serve as the Company’s Chief Risk Officer through such date. Thereafter, Ms. Harrington will retire.
Ms. Bowe, age 46, previously served as Senior Director of Operational Risk Program Management at KeyBank, a subsidiary of KeyCorp—headquartered in Cleveland, Ohio and one of the nation’s largest bank-based financial services companies, with assets of approximately $143.6 billion. Ms. Bowe formerly served as KeyBank’s Finance Director of Support Services and Finance Manager of Corporate Real Estate, among other positions. Prior to KeyBank, Ms. Bowe served a Senior Financial Analyst at QualChoice.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
              Date:  November 25, 2019
First Busey Corporation
                                     By:      /s/ Van A. Dukeman
                                    Name:                       Van A. Dukeman
                                    Title:                         President & Chief Executive Officer